UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 1, 2017

Fogo de Chao, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37450	45-5353489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14881 Quorum Drive, Suite 750, Dallas, TX 75254

(Address of Principal Executive Offices) (Zip Code)

972-960-9533

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2017, the Company’s Board of Directors approved:

•	Grants of performance-based restricted shares under the Company’s 2015 Omnibus Incentive Plan to certain of our employees. Lawrence J. Johnson, our Chief Executive Officer, was awarded 21,929 performance-based restricted shares, George B. McGowan, our President, was awarded 9,259 performance-based restricted shares and Selma Oliveira, our Chief Operating Officer, was awarded 5,834 performance-based restricted shares.

•	Change of Control Agreements (the “CoC Agreements”) for certain of our employees, including Mr. Johnson, Mr. McGowan and Mrs. Oliveira.

Our form of Performance Based Restricted Stock Award Agreement sets forth the terms and conditions on which restricted shares of the Company’s common stock are earned by the award recipient. The number of performance-based restricted shares represents the number of on-target shares for the three fiscal year performance period ending at the end of the Company’s 2020 fiscal year. The vesting percentage may be less than 100% of the on-target shares, based on the Company’s 2020 total revenue and EPS performance, with each metric applicable to 50% of the shares granted. These performance-based restricted shares will vest, if at all, subject to: (i) the Company achieving certain 2020 total revenue and EPS performance objectives and (ii) generally, the employee’s continued employment by the Company through the three-year measurement period

Each CoC Agreement has a term of three years. Under the terms of each CoC Agreement, if, during the term of the CoC Agreement, the employee’s employment is terminated by the Company or its successor within two years following a change of control of the Company, other than for death, disability or “cause,” or by the employee for “good reason,” as those terms are defined in the agreement, he or she is entitled to receive:

•	a lump sum payment in an amount equal to a stated multiple times the sum of (a) base pay (at the rate in effect for the year in which the termination date occurs), plus (b) bonus pay opportunity (at the targeted amount in effect for the year in which the termination date occurs or, if the bonus pay opportunity shall not have been established or shall be reduced after a change in control, the highest aggregate bonus pay opportunity as in effect for any of the three fiscal years immediately preceding the year in which the change in control occurred); and

•	continuation for 18 months of all welfare benefits substantially similar to those that the employee was receiving or entitled to receive immediately prior to the termination date.

The applicable multiple under Mr. Johnson’s CoC Agreement is two and the applicable multiple for each of Mr. McGowan and Mrs. Oliveira is one. Upon a change of control, each employee’s equity awards will vest and any applicable restrictions will lapse.

The foregoing summaries of the materials terms of the forms of Performance-Based Restricted Stock Award Agreement and the CoC Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements, which are filed as Exhibits 10.1 and 10.2 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Performance-Based Restricted Stock Award Agreement under the 2015 Omnibus Incentive Plan

10.2	Form of Change of Control Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fogo de Chao, Inc.

Date:	December 7, 2017	By:	/s/ Lawrence J. Johnson
Lawrence J. Johnson
Chief Executive Officer